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                                                                     Exhibit 4.2
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                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE, dated as of November 23, 1999, among Unilab Corporation, a Delaware corporation ("Unilab"), Unilab Finance Corp., a Delaware
                                      ------
corporation ("Unilab Finance"), and HSBC Bank USA, as trustee under the
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Indenture referred to below (the "Trustee").
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                             W I T N E S S E T H :
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     WHEREAS, Unilab Finance and the Trustee heretofore executed and delivered an Indenture, dated as of September 28, 1999 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 12 3/4%
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Senior Subordinated Notes due 2009 (the "Securities") (capitalized terms used
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herein but not otherwise defined have the meanings ascribed thereto in the
Indenture);

     WHEREAS, Section 5.01(d) of the Indenture provides that upon the execution and delivery by Unilab to the Trustee of this Supplemental Indenture, Unilab shall be the successor Company under the Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, Unilab Finance under the Indenture and the Securities and Unilab Finance shall be discharged from all obligations and covenants under the Indenture and the Securities;

     WHEREAS, Section 9.01(2) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with Article Five of the Indenture; and

     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Unilab and Unilab Finance.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Unilab, Unilab Finance and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:


                                   ARTICLE I

                        Assumption by Successor Company
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     Section 1.1    Assumption of the Securities. Unilab hereby expressly
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assumes and agrees promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by Unilab Finance under the Indenture and the Securities.

     Unilab hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities and that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, Unilab Finance, as the predecessor Company, under the Indenture and the Securities.

     Section 1.2    Discharge of Unilab Finance.  Unilab Finance is hereby
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expressly discharged from all debts, obligations, covenants and agreements under the Indenture and the Securities.

     Section 1.3    Trustee's Acceptance.  The Trustee hereby accepts this
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Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                  ARTICLE II

                                 Miscellaneous
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     Section 2.1    Effect of Supplemental Indenture.  Upon the execution and
                    --------------------------------
delivery of this Supplemental Indenture by Unilab, Unilab Finance and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 2.2    Indenture Remains in Full Force and Effect.  Except as
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supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     Section 2.3    Indenture and Supplemental Indenture Construed Together.
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This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     Section 2.4    Confirmation and Preservation of Indenture. The Indenture as
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supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     Section 2.5    Conflict with Trust Indenture Act.  If any provision of this
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Supplemental Indenture limits, qualifies or conflicts with any provision of the
TIA that is required

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under the TIA to be part of and govern any provision of this Supplemental
Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     Section 2.6    Severability.  In case any provision in this Supplemental
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Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.7    Benefits of Supplemental Indenture.  Nothing in this
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Supplemental Indenture or the Securities, express or implied, shall give to any
Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

     Section 2.8    Successors.  All agreements of Unilab in this Supplemental
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Indenture shall bind its successors.  All agreements of the Trustee in this
Supplemental Indenture shall bind its successors.

     Section 2.9    Certain Duties and Responsibilities of the Trustee.  In
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entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 2.10   Governing Law. This Supplemental Indenture shall be
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governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 2.11   Multiple Originals. The parties may sign any number of
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copies of this Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 2.12   Headings.  The Article and Section headings herein are
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inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     Section 2.13   The Trustee.  The Trustee shall not be responsible in any
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manner for

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or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Unilab and Unilab Finance.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first written above.


                              UNILAB CORPORATION


                              By:  /S/ Mark L. Bibi
                                   ----------------
                                   Name:
                                   Title:


                              UNILAB FINANCE CORP.


                              By:  /S/ James J. Connors, II
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                                   Name:
                                   Title:


                              HSBC BANK USA,
                                   as Trustee


                              By:  /S/ Frank Gordino
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                                   Name:
                                   Title: